UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2008

THE NATIONAL SECURITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama 36323		36323
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 1, 2008, The National Security Group, Inc. issued a press release declaring a quarterly dividend. A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Document

99.1	Press release, dated May 1, 2008, issued by The National Security Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Dated: May 5, 2008	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer

Exhibit 99.1

                                                 The National Security Group, Inc.

                                                 661 East Davis Street

                                                 Post Office Box 703

                                                 Elba, Alabama 36323

PRESS RELEASE

FOR IMMEDIATE RELEASE

For Additional Information: Contact Brian McLeod – Chief Financial Officer @ (334) 897-2273.

The National Security Group, Inc

Declares Cash Dividend

ELBA, ALABAMA (May 1,  2008)...On May 1, 2008 the Board of Directors of The National Security Group, Inc. (NASDAQ:NSEC), declared a quarterly dividend of $.225 per share. This represents an annual indicated dividend rate of $.90 per share. This cash dividend is payable on May 30, 2008 to shareholders of record May 12, 2008. With its home office in Elba, Alabama, The National Security Group, Inc. is an insurance holding company. Company shares are traded on the NASDAQ National Market under the symbol NSEC.